Exhibit 10.2

AMENDMENT NO. 1

TO THE

DAVE & BUSTER’S PARENT, INC.

2010 MANAGEMENT INCENTIVE PLAN

THIS AMENDMENT NO. 1 (this “Amendment”) is entered into as of February 25, 2011, for the purpose of amending that certain Dave & Buster’s Parent, Inc. (the “Company”) 2010 Management Incentive Plan (the “Plan”), adopted as of June 1, 2010. Capitalized terms used in this Amendment shall have the same meanings given to them in the Plan unless otherwise indicated.

WHEREAS, in connection with the offering and sale (the “Offering”) by the Company of 12.25% Senior Discount Notes due 2016 to J.P. Morgan Securities LLC and Jefferies & Company, Inc., in a private offering exempt from, or not subject to, registration under the Securities Act of 1933, as amended, the Board of the Company has authorized a repurchase in accordance with the Delaware General Corporation Law of the issued and outstanding common stock of the Company, par value $0.01 (the “Common Stock”) out of the Company’s surplus;

WHEREAS, in connection with the Offering and the Stock Repurchase Agreement and the transactions contemplated thereby (the “Repurchase Agreement”), dated as of February 25, 2011, by and among the Company and the stockholders party thereto (the “Repurchase”), the Company shall repurchase 96,888.573 shares of the Company’s Common Stock from the stockholders of the Company;

WHEREAS, pursuant to Section 15(a) of the Plan, the Board may amend the Plan or any portion thereof at any time; provided that no such amendment shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan;

WHEREAS, pursuant to Section 11 of the Plan, the Board, to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, in its sole discretion, the number and kind of Stock or other property or consideration that may be issued under the Plan; and

WHEREAS, in connection with the Offering and Repurchase, the Board has determined that it is in the best interest of the Company to amend the Plan to decrease the aggregate number of shares of Stock in which Awards may be granted by 39.709%, the same percentage by which the issued and outstanding Common Stock was reduced pursuant to the Repurchase.

NOW, THEREFORE, the Plan shall be amended as set forth herein:

1.	Amendments.

(a) Section 5(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“Subject to Section 11, the aggregate number of shares of Stock in respect of which Awards may be granted under the Plan is 36,175 shares of Stock. The number of shares for granting Incentive Stock Options under the plan shall not exceed 36,175 shares of stock subject to any adjustment pursuant to Section 11 and subject to the provisions of Sections 422 or 424 of the Code or any successor provision.”

2.	Miscellaneous.

(a) Except as amended hereby, the Plan remains in full force and effect.

(b) All of the terms of and rights under this Amendment shall be governed by the internal laws of the State of Delaware.

As adopted by the Board of Directors of

Dave & Buster’s Parent, Inc. on February 25, 2011.

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